UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Rare Earths Americas, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Rare Earths Americas, Inc.

101 W. Main Street

Manchester, GA 31816

(706) 846-5063

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders,

The 2026 annual meeting of stockholders of Rare Earths Americas, Inc., a Texas corporation, will be held virtually on Thursday, November 12, 2026, at 8:00 a.m. Mountain Time. For instructions on how to attend and vote your shares at the annual meeting, see the information in the accompanying proxy statement. The 2026 annual meeting of stockholders will be held for the following purposes:

1.
To elect six directors to hold office until the 2027 annual meeting of stockholders or until their successors are elected;
2.
To ratify the appointment of BDO USA, P.C., as the Company’s independent registered public accountant, for the fiscal year ending December 31, 2026; and
3.
To transact such other business that may properly come before the annual meeting or at any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR each of the director nominees and FOR Proposal 2.

You are entitled to attend and vote at the annual meeting, or any postponement or adjournment of the annual meeting, if you are a holder of our common stock at the close of business on September 21, 2026 (record date). This proxy statement, proxy card and our Annual Report to Shareholders for the fiscal year ended December 31, 2025, are first being sent to stockholders on or around October 2, 2026.

Your vote is important. Whether or not you plan to attend the annual meeting, you are urged to vote as soon as possible to ensure your shares are represented and voted at the annual meeting.

How You Can Vote

We use the “Notice and Access” model permitted by the U.S. Securities and Exchange Commission for distributing our annual meeting materials electronically to certain stockholders. Some stockholders may also automatically receive our annual meeting materials in paper form. You may choose to receive your materials in either format. Please see “Internet Availability of Proxy Materials” on page 1 of the Proxy Statement for more information.

To make sure that your shares are represented at the annual meeting, please cast your vote by one of the following methods:

Online	Go to https://www.cstproxy.com/rareearthsamericas/2026 and follow the instructions provided on your proxy card.

Mail	Complete and sign a paper proxy card or instruction form and mail it in the postage-paid envelope.
During the Meeting	You may vote in person at the annual meeting.

If you are a beneficial stockholder and hold your shares through a broker, bank or other nominee:

You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or nominee. In these cases, you may vote by Internet or mail. You may vote your shares beneficially held through your broker if you attend the annual meeting and you obtain a legal proxy from your broker giving you the legal right to vote the shares at the annual meeting.

How You Can Access Proxy Materials Online

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting:

The Proxy Statement, Proxy Card and Financial Statements for the fiscal year ended

December 31, 2025 are available on the Internet at https://www.cstproxy.com/rareearthsamericas/2026

We encourage stockholders to submit their votes in advance of the annual meeting.

October 2, 2026

Cordially,

/s/ Jennifer S. Grafton
Jennifer Grafton
Chief Operating Officer, General Counsel and Corporate Secretary

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE VOTE AS SOON AS POSSIBLE VIA THE INTERNET OR MAIL. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING IN PERSON MAY REVOKE THEIR PROXIES AND VOTE IN PERSON DURING THE ANNUAL MEETING IF THEY SO DESIRE.

Proxy Statement

Rare Earths Americas, Inc.

101 W. Main Street

Manchester, GA 31816

This proxy statement is furnished to the stockholders of Rare Earths Americas, Inc. (“REA,” the “Company,” “we” or “our”) in connection with the solicitation of proxies by the board of directors of Rare Earths Americas, Inc. (the “Board of Directors” or the “Board”) to be voted at the 2026 annual meeting of stockholders on November 12, 2026, or at any postponements or adjournments of the annual meeting. Our annual meeting is being held for the purposes set forth in the accompanying Notice of 2026 Annual Meeting of Stockholders. The proxy statement, proxy card and Annual Report to Shareholders for the fiscal year ended December 31, 2025, were first made available to stockholders on or about October 2, 2026.

ABOUT THE MEETING

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your common stock at the 2026 annual meeting of stockholders to be held on November 12, 2026. This proxy statement describes matters on which we would like you to vote at our annual meeting. It also provides you with information on these matters so that you may make an informed decision.

INTERNET AVAILABILITY OF PROXY MATERIALS

We will furnish our proxy materials through “Notice and Access” via the Internet in accordance with the rules adopted by the Securities and Exchange Commission (the “SEC”). In accordance with the “Notice and Access” model, we will furnish a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders who will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of proxy materials. The Notice will contain instructions on how to access our proxy materials and how to vote. In addition, stockholders may request proxy materials in printed form by mail or electronically by email by writing to our Chief Operating Officer at 101 W. Main Street, Manchester, GA 31816 or at info@rareearthsamericas.com. We encourage stockholders to take advantage of the availability of proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON NOVEMBER 12, 2026: The Proxy Statement, Proxy Card and Annual Report to Shareholders for the fiscal year ended December 31, 2025, are available at https://www.cstproxy.com/rareearthsamericas/2026.

HOW TO ATTEND THE ANNUAL MEETING

All stockholders (or their duly appointed proxies) as of the close of business on September 21, 2026 (the “record date”) may attend the annual meeting. If you are not a stockholder of record but hold your shares through a broker, bank or other holder of record (i.e., in “street name”) and wish to attend the annual meeting, you will need to provide proof of beneficial ownership on the record date, such as your most recent account statement as of the record date, a copy of the voting instruction card provided by your broker, bank or other holder of record, or other similar evidence of ownership.

HOW YOU CAN VOTE

We encourage stockholders to submit their votes in advance of the annual meeting. You may elect to vote by one of the following methods.

If you are a stockholder of record or “registered stockholder”:

Online	Go to https://www.cstproxy.com/rareearthsamericas/2026 and follow the instructions provided on your proxy card.
Mail	Complete and sign a paper proxy card or instruction form and mail it in the postage-paid envelope.
During the Meeting	You may vote in person at the annual meeting.

If you are a beneficial stockholder:

You should follow the instructions in the Notice or voting instructions provided by your broker or nominee. In these cases, you may vote by Internet or mail. You may vote your shares beneficially held through your broker if you attend the annual meeting and you obtain a legal proxy from your broker giving you the legal right to vote the shares at the annual meeting.

HOUSEHOLDING

If you are the beneficial owner, but not a registered stockholder of the Company, and you share an address with other beneficial owners, your broker, bank, or other intermediary is permitted to deliver a single copy of this proxy statement and the accompanying proxy materials for all stockholders to your address, unless a stockholder has asked its broker, bank, or other intermediary for separate copies. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

•
To receive separate copies: If you would like to receive a separate copy of this proxy statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2025, or the materials for future meetings, you should notify your broker to discontinue householding and direct your written request to receive separate copies of the proxy materials to our Corporate Secretary at our principal executive office located at 101 W. Main Street, Manchester, GA 31816 or at info@rareearthsamericas.com and we will promptly deliver them to you.
•
To stop receiving separate copies: If you currently receive separate copies of these materials and wish to receive a single copy in the future, you will need to contact your broker, bank, or other intermediary to request householding of these materials.

PROPOSALS FOR THE 2026 annual meeting

At our annual meeting, stockholders will vote on the following items of business:

1.
Proposal 1 – Election of Directors. To elect six directors to hold office until the 2027 annual meeting of stockholders or until their successors are elected.

2.
Proposal 2 – Ratification of Appointment of Independent Auditors. To ratify the appointment of BDO USA, P.C., as the Company’s independent registered public accountant, for the fiscal year ending December 31, 2026.

Stockholders will also vote on such other matters as may properly come before the annual meeting or any postponement or adjournment thereof.

Our Board of Directors recommends that you vote:

•
FOR the election of each of the six nominated directors (see “Proposal 1”); and
•
FOR the ratification of the appointment of BDO USA, P.C., as the Company’s independent registered public accountant, for the fiscal year ending December 31, 2026 (see “Proposal 2”).

With respect to any other matter that properly comes before the annual meeting, any of the officers named as proxy holder will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

SHARES ENTITLED TO VOTE

As of the record date for the annual meeting, we had 20,512,381 shares of common stock that were outstanding and are entitled to vote. You can vote all of the shares that you owned on the record date. These shares include: (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

Most stockholders hold their shares through a broker or other holder of record rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the stockholder of record, and we have sent the Notice directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the annual meeting. You may vote by proxy via the Internet by following the instructions provided in the Notice. If you request printed copies of the proxy materials by mail, you may also vote by filling out the proxy card included with the materials or by calling the toll-free number found on the proxy card.
•
Beneficial Owner. If your shares are held in a brokerage account, or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by that holder together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote and are also invited to attend the annual meeting.

STOCKHOLDERS ENTITLED TO ATTEND THE ANNUAL MEETING

All stockholders as of the record date (or their duly appointed proxies) may attend the annual meeting.

QUORUM

The presence at the annual meeting, in person or by proxy, of the holders of one-third (33 1/3%) of the shares of our common stock outstanding and entitled to vote as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the annual meeting (other than an adjournment or postponement of the annual meeting). If you properly submit a proxy, even if you abstain from voting or cast a WITHHOLD vote, then your shares will be counted for purposes of determining the presence of a quorum. If a broker or bank indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the annual meeting.

HOW YOU MAY VOTE ON EACH PROPOSAL

The voting options for the proposals that we will consider at the annual meeting are:

•
Proposal 1 – Election of Directors. In the election of directors, you may vote FOR any one or all of the nominees or your vote may be AGAINST with respect to any one or all of the nominees or you may indicate that you wish to ABSTAIN from voting on the proposal.
•
Proposal 2 – Ratification of Appointment of Independent Auditors. For the ratification of the appointment of BDO USA, P.C., you may vote FOR or AGAINST the proposal or you may indicate that you wish to ABSTAIN from voting on the proposal.

VOTES REQUIRED FOR APPROVAL

The voting requirements for the proposals that we will consider at the annual meeting are:

•
Proposal 1 – Election of Directors. Six candidates will be elected by a majority of votes cast. A “majority of votes cast” dictates that the number of shares voted FOR a nominee’s election must strictly exceed the number of shares voted AGAINST that nominee. Abstentions and broker non-votes are counted to establish a quorum, but they do not count as votes cast either “for” or “against” the election of a nominee.
•
Proposal 2 – Ratification of Independent Auditors. The affirmative vote of a majority of the voting power of the shares of stock present, in person or by proxy, at the annual meeting and entitled to vote on this matter FOR this proposal will be required for ratification. For this proposal, if you choose to ABSTAIN from voting, it will count as a vote cast and will therefore have the same effect of a vote AGAINST this proposal.

HOW PROXIES WILL BE TABULATED AND VOTED

Representatives of Continental Stock Transfer & Trust will count the votes and Jennifer Grafton will serve as inspector of the election. We do not expect any matters to be presented for a vote at the annual meeting other than the matters described in this proxy statement. If you grant a proxy, Jennifer Grafton or her nominee or substitute, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the annual meeting. If a nominee is not available as a candidate for director, any of the officers named as proxy holder will vote your proxy for another candidate nominated by our Board of Directors.

Proxies submitted properly will be voted in accordance with the instructions contained therein. If you submit a proxy but do not provide voting directions, the proxy will be voted:

•
FOR each of the six director nominees;
•
FOR the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

and in such manner as the proxy holders named on the proxy determine, in their discretion, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

If your shares are held through a broker, bank or other nominee (collectively referred to as “brokers”), the broker will vote your shares according to the specific instructions it receives from you. If the broker does not receive voting instructions from you, the broker may vote only on proposals that are considered “routine” matters. Under applicable rules and guidance of the New York Stock Exchange (“NYSE”), at this year’s annual meeting, your broker may vote without your instructions only on Proposal 2 (Ratification of Appointment of Independent Auditors). The broker’s failure to vote on Proposal 1 (Election of Directors) because the broker lacks discretionary authority to do so is commonly referred to as a “broker non-vote”.

CHANGING YOUR VOTE

After you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the annual meeting by:

•
delivering a written notice of your revocation to our Corporate Secretary at our principal executive office located at 101 W. Main Street, Manchester, GA 31816; or
•
executing and delivering a later dated proxy card; or
•
by the Internet by following the voting instructions provided in the Notice.

In addition, the powers of the proxy holders to vote your stock will be suspended if you attend the annual meeting and so request, although attendance at the annual meeting will not by itself revoke a previously granted proxy.

SOLICITATION COSTS

The accompanying proxy is solicited on behalf of the Company by its Board of Directors, and the cost of solicitation will be borne by Rare Earths Americas, Inc. Following the original mailing of the proxies and soliciting materials, directors, officers, and employees of the Company may solicit proxies by mail, telephone, facsimile, email or personal interviews. We will also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees, and we will reimburse banks and brokers for their reasonable out-of-pocket expenses in so doing. Such cost is anticipated to be immaterial.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors unanimously recommends that the Company’s stockholders vote FOR the election of each of the six nominees.

The Board of Directors has nominated for election at the annual meeting six directors to serve until the 2027 annual meeting of stockholders or until their successors are elected. Each nominee has consented to being named as a nominee.

The following table sets forth the name, age, and current positions of each nominee:

Name	Age	Position	Director Since
Dan Shribman(4)	42	Director, Executive Chair of the Board	2025
Ivy Estabrooke (1)(2)(3)	50	Director	2025
Reta Jo Lewis (2)(3)	73	Director, Chair of Nominating and Corporate Governance Committee	2025
Keith Phillips (1)(2)(3)	66	Director, Chair of the Compensation Committee	2025
Hugo Schumann (1)	43	Director, Chair of the Audit Committee, Lead Ind. Director	2025
Donald Swartz	47	Director, Chief Executive Officer and President	2025

(1)
Member of the Audit Committee.
(2)
Member of the Compensation Committee.
(3)
Member of the Nominating and Corporate Governance Committee.
(4)
Member of the Audit and Compensation Committees through August 2026.

Each candidate that receives a majority of votes cast will be elected to serve on our Board of Directors. If an incumbent director fails to secure a majority of votes cast and no successor has been elected, they are required to promptly tender their resignation to the Board of Directors. The Nominating and Corporate Governance Committee will then evaluate the tendered resignation and make a recommendation to the Board. The Board must act on this recommendation within 90 days following the certification of the stockholder vote and publicly announce its decision regarding the acceptance or rejection of the resignation.

Nominees for Election

Dan Shribman — Executive Chairman

Mr. Shribman has served as a director of the Company since the Company’s formation in February 2025. He was appointed Chairman of the Board in October 2025, which role was elevated to Executive Chairman in August 2026. Mr. Shribman has served as Chief Executive Officer of Great American Holdings, a financial services company providing valuation, appraisal, asset disposition, and real estate solutions, since July 2025. In addition, he has served as the Chief Executive Officer of Clamantis Holdings, an investment and advisory firm he founded which focuses on small public companies and pre-IPO private companies, since January 2025. From October 2018 to December 2024, Mr. Shribman was Chief Investment Officer of B. Riley Financial, Inc., a public holding company (Nasdaq: RILY). Prior to that, from July 2010 to July 2018, he was a Portfolio Manager at Anchorage Capital Group, a special situation asset manager. Mr. Shribman currently serves on the board of Alta Equipment Group (NYSE: ALTG), a public construction and material handling equipment dealer, and has been on the board of AltEnergy Acquisition Corp. (Nasdaq: AEAE), a public blank check company, since October 2021, where he serves as Audit Committee Chair. He previously served on the boards of The Arena Group Holdings, Inc. (NYSE: AREN) from June 2021 to November 2023, Faze Holdings (Nasdaq: FAZE) from July 2022 to August 2023, NextPoint Financial Inc. (OTCMKTS:

NACQF) from August 2021 to April 2023, and Eos Energy (Nasdaq: EOSE) from November 2020 to September 2022. Mr. Shribman holds an A.B. in Economics and History from Dartmouth.

We believe that Mr. Shribman is qualified to serve on our board of directors due to his extensive experience as a director, his experience in portfolio and investment management, and his knowledge of corporate finance.

Ivy Estabrooke

Dr. Ivy Estabrooke has served as a director of the Company since October 2025. She currently serves as Consortia Growth and Partnerships Lead at RTI International, an independent, nonprofit scientific research institute, where she has held senior roles in innovation strategy and policy since November 2022. From February 2020 to September 2022, Dr. Estabrooke was Vice President of Operations and Corporate Affairs at IDbyDNA, Inc., a commercial-stage biotechnology company acquired by Illumina, Inc. (Nasdaq: ILMN). She previously served as Vice President of Government Affairs at PolarityTE, Inc. (Nasdaq: PTE), a clinical-stage biotechnology company developing regenerative tissue products and biomaterials, from July 2018 to January 2020. Earlier in her career, Dr. Estabrooke was Executive Director of the Utah Science, Technology and Research (USTAR) Initiative, and was a Technical Program Manager with the U.S. Department of the Navy from 2008 to 2014. Dr. Estabrooke currently serves on the board of URZ3 Energy Corp (TSXV: URZ.V) and served on the board of directors of Energy Fuels Inc. (NYSE: UUUU) from 2022 to 2025. Dr. Estabrooke holds a Ph.D. in Neuroscience from Georgetown University, an M.S. in National Resource Strategy from the Eisenhower School for National Security and Resource Management at the National Defense University, and a B.A. in Biological Sciences from Smith College.

We believe Dr. Estabrooke is qualified to serve on our board of directors due to her expertise in advancing the development and commercialization of emerging technologies at the intersection of national and economic security, as well as her extensive government affairs experience.

Reta Jo Lewis

Ms. Lewis has served as a director of the Company since October 2025. She has served as Of Counsel at Husch Blackwell since April 2026. Ms. Lewis served as the 27th Chairman, President, and Chief Executive Officer of the Export-Import Bank of the United States (EXIM) from February 2022 to January 2025. Prior to EXIM, she served as Senior Fellow and the Director of Congressional Affairs for the German Marshall Fund of the United States from March 2016 to February 2022. Previously, Ms. Lewis served as the U.S. Department of State’s first Special Representative for Global Intergovernmental Affairs from January 2010 to May 2013. Ms. Lewis practiced law as a Shareholder at Greenberg Traurig LLP from 1997 to 2000. Ms. Lewis holds a J.D. from Emory University School of Law, an M.S.A.J. from American University, and a B.A. from the University of Georgia.

We believe Ms. Lewis is qualified to serve on our board of directors due to her extensive leadership in international trade, export finance, and government affairs, as well as her deep expertise in critical-mineral supply-chain policy and global partnership development.

Keith Phillips

Mr. Keith Phillips has served on our board of directors since October 2025. Mr. Phillips served as Chief Executive of Piedmont Lithium (formerly listed on Nasdaq) from its inception in July 2017 to its merger with Sayona Mining in August 2025. Prior to joining Piedmont, Mr. Phillips had a 30-year career on Wall Street. Among other positions, Mr. Phillips led the mining investment banking teams for Merrill Lynch, J.P. Morgan, and Dahlman Rose, having previously served as head of Canadian Investment Banking Services for Goldman Sachs. Mr. Phillips serves as the Executive Chairman of Q2 Metals (TSX.V: QTWO.V), a public company focused on mineral exploration in Canada. Mr. Phillips earned his Master of Business Administration in Finance from The University of Chicago and Bachelor of Commerce from Laurentian University in Canada.

We believe that Mr. Phillips is qualified to serve on our board of directors because of his extensive experience with mining companies, and his expertise in advising exploration and development-stage companies in achieving their strategic objectives, with a particular focus on obtaining relevance in the U.S. capital markets.

Hugo Schumann

Mr. Schumann has served as a director of the Company since October 2025. He was appointed Lead Independent Director in September 2026. He has served as Chief Executive Officer of EverMetal Buyer Inc., a private equity–backed critical-metals recycling platform, since August 2025, and as Co-Founder and Chairman of Refinium Inc., a U.S. critical metals technology start-up, since July 2026. He previously served as CEO of Elemental USA, from April 2025 to June 2026, a company dedicated to metals recycling and urban mining. He previously served as Chief Executive Officer–Silver at the Indian integrated mining and resources producer of zinc, lead, silver and cadmium Hindustan Zinc Limited (NSE: HINDZINC; BSE: 500188) from February 2024 to October 2024, and as Chief Financial Officer of Jetti Resources, a copper‑processing technology company, from October 2019 to January 2024. Mr. Schumann holds an M.B.A. from INSEAD, a Bachelor of Business Science from the University of Cape Town and is CFA charterholder. Mr. Schumann previously served as a non‑executive director of Global Uranium & Enrichment Ltd (ASX: GUE) and currently serves as a non-executive director and member of the audit committee of IonDrive Ltd (ASX: ION).

We believe Mr. Schumann is qualified to serve on our board of directors due to his extensive experience in critical-minerals project finance, metals-recycling operations, and executive leadership across the global mining industry.

Donald Swartz — Chief Executive Officer, President and Director

Mr. Swartz has served as our Chief Executive Officer and President since August 1, 2025, and as a member of our board of directors since April 18, 2025. Prior to being appointed as our Chief Executive Officer and President, Mr. Swartz served as Interim Chief Executive Officer of Foothills Rare Earths Ltd (AU), from January to August 2025, and as a consultant to Foothills Rare Earths, LLC from January 2025 to August 2025. Prior to this, Mr. Swartz served as Chief Executive Officer of American Rare Earths Limited, a company that explores and develops mineral resources in the U.S. (ASX: ARR; OTCQX: ARRNF), from July 2023 to August 2024. From August 2024 until February 2025, Mr. Swartz was self-employed as a consultant in the mining industry. From June 2019 to July 2022, Mr. Swartz served as Senior Vice President of Vista Energy Holdings, a private mining and energy development company. Prior to his tenure at Vista Energy Holdings, Mr. Swartz held several senior executive positions at Westmoreland Coal Company (“Westmoreland”), a U.S.-based energy and mining company, which was previously listed on Nasdaq. At Westmoreland, he served successively as Chief Commercial Officer, Senior Vice President of Commercial, Sales and Marketing, Vice President of Sales and Marketing, and Vice President of Business Development from December 2017 to June 2019. Mr. Swartz holds a Master of Business Administration from the University of Denver and a Bachelor of Science degree in Mining Engineering from West Virginia University.

We believe that Mr. Swartz is qualified to serve on our board of directors due to his extensive experience in the mining industry.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, pursuant to the recommendation of the Audit Committee of the Board of Directors, unanimously recommends that the Company’s stockholders vote FOR the ratification of the appointment of BDO USA, P.C. (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

The affirmative vote of a majority of the voting power of the shares of stock present, in person or by proxy, at the annual meeting and entitled to vote on this matter is required to ratify the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2026. In the event the ratification is not approved by the required number of holders, the Audit Committee may reconsider, but will not necessarily change, its selection of BDO to serve as our independent registered public accounting firm. A representative of BDO will not attend the annual meeting.

BDO has been engaged as the Company’s independent registered public accounting firm since August 28, 2025, and audited the Company’s financial statements as of and for the fiscal years ended December 31, 2025.

The following table sets out the aggregate fees billed by BDO for the fiscal year ended December 31, 2025, for the categories of fees described:

FY ended December 31, 2025
Audit fees(1)	$814,057
Audit-related fees(2)	—
Tax fees(3)	—
All other fees(4)	—
Total Fees	814,057

(1)
Audit fees include fees necessary to perform the annual audit and quarterly reviews of the Company’s consolidated annual financial statements, reviews of interim financial statements, consents, comfort letters, financial accounting and reporting consultations. Additionally, review of documents filed with the SEC, including registration statements, periodic filings, and responses to SEC comment letters.
(2)
Audit-related fees are fees for services traditionally performed by the auditor and are reasonably related to the performance of the audit of the financial statements and were not otherwise included in the Audit fees (1).
(3)
Tax fees include fees for all tax services. This category includes fees for professional services rendered in connection with tax compliance, tax advice and tax planning.
(4)
All Other Fees includes all other non-audit services.

Pre-Approval Policies and Procedures

All services to be performed by the Company’s auditors must be approved in advance by the Audit Committee. The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining the auditors’ independence and has adopted a charter governing its conduct. The charter is reviewed annually and requires the pre-approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its auditors, subject to the de minimis exceptions for non-audit services as allowed by applicable law or regulation. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, if decisions of such a subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Pursuant to these procedures, all services and related fees reported during the fiscal year ended December 31, 2025 were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report.

The Audit Committee is currently comprised of Hugo Schumann (Chair), Ivy Estabrooke and Keith Phillips. The Audit Committee is responsible for overseeing and evaluating the Company’s financial reporting process on behalf of the Board of Directors, selecting and retaining independent auditors, and overseeing and reviewing the internal controls of the Company.

Management has the primary responsibility for the Company’s financial reporting process, accounting principles, and internal controls, as well as preparation of the Company’s financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The Audit Committee is responsible for overseeing the conduct of these activities. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent auditors. The Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP or that an audit of the annual financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the independent auditors are, in fact, “independent.”

The Audit Committee has met and held discussions with management and the independent auditors on a regular basis. The Audit Committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of the Company’s management. The Audit Committee has reviewed and discussed with both management and the independent auditors the Company’s consolidated financial statements as of the fiscal year ended December 31, 2025, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the Audit Committee that the financial statements were prepared in accordance with GAAP. The Audit Committee has relied on this representation, without independent verification, and on the representations of the independent auditors included in their report on the consolidated financial statements.

The Audit Committee discussed with the independent auditors the matters required to be discussed pursuant to Public Company Accounting Oversight Board (PCAOB) Auditing Standards 1301 and the NYSE American listing standards. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee has discussed with the independent auditors their independence.

Based upon its review and discussions with management and the independent auditors and the reports of the independent auditors, and in reliance upon such information, representations, reports and opinions, the Audit Committee recommended that the Board of Directors approve the audited financial statements for inclusion in the Company’s Form S-1 for the fiscal year ended December 31, 2025, and the Board of Directors accepted the Audit Committee’s recommendations.

Submitted by the Members of the Audit Committee:

Hugo Schumann, Chair

Ivy Estabrooke

Keith Phillips

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board has adopted “Corporate Governance Guidelines,” which guide the operation of our Board and assist our Board in fulfilling its obligations to stockholders and other constituencies. The guidelines lay the foundation for the Board’s responsibilities, operations, leadership, organization, and committee matters. The Nominating and Corporate Governance Committee reviews the guidelines annually, and the guidelines may be amended at any time, upon recommendation by the Committee and approval of the Board. The guidelines can be found on our website at https://ir.rareearthsamericas.com/corporate-governance/governance-documents.

Board Leadership Structure

Mr. Shribman serves as the Executive Chairman of our Board of Directors. As Executive Chairman, he leads our Board in the performance of its duties by establishing meeting agendas and facilitating board meetings and executive sessions.

As provided in our Corporate Governance Guidelines, the Board does not have a policy on whether or not the roles of Chairman and CEO should be separate or combined. The Nominating and Corporate Governance Committee annually reviews the appropriate structure for the Company. Because our Board Chair is not independent, as provided in our Corporate Governance Guidelines, our Board annually appoints a Lead Independent Director. The primary responsibilities of the Lead Independent Director are to serve as a liaison between the Company’s management and the independent Directors, facilitate discussions among independent Directors, and preside at meetings of independent Directors. Hugo Schumann was appointed to the role of Lead Independent Director in September of 2026. The Board believes this leadership structure is appropriate and provides consistent and effective oversight of our management and our Company.

Risk Oversight

Our Board oversees an enterprise risk management (“ERM”) approach to risk management that supports our operational and strategic objectives. It fulfills its oversight responsibilities through receipt of quarterly reports from management that include identification of material risks involving strategic planning and execution, operations, physical and cybersecurity, environmental, permitting, governance, financial, legal, safety, social license, and human resources risks. While our full Board retains responsibility for risk oversight, it delegates oversight of certain risk considerations to its committees within each of their respective areas of responsibility as defined in the charter for each committee.

Board Independence

In accordance with NYSE American rules, the Board through its Nominating and Corporate Governance Committee, affirmatively determines the independence of each director and director nominee in accordance with guidelines it has adopted, which include all elements of independence set forth in the NYSE American listing standards. Based on these standards, the Nominating and Corporate Governance Committee determined that each of the following non-employee directors is independent and has no relationship with us, except as a director and stockholder or as otherwise disclosed below under “Certain Relationships and Related Party Transaction”: Ivy Estabrooke, Reta Jo Lewis, Keith Phillips, and Hugo Schumann. Based on these standards, the Committee determined that Mr. Swartz is not independent because he is our CEO and Mr. Shribman is not independent because he serves as our Executive Chairman since August 2026 where he plays an elevated role in the strategic oversight of the Company.

Insider Trading Policy and Hedging Restrictions

The Board of Directors has adopted an Insider Trading Policy. The provisions of this policy prohibit all directors, officers and other employees of the Company from purchasing or selling, either directly or indirectly, securities of the Company while in possession of material nonpublic information related to the Company. To further ensure adherence with this policy, procedures have been established for setting blackout periods and permissible open trading windows, as well as advance notice of market transactions. The Insider Trading Policy provides guidance as to what constitutes material information, when information becomes public and how to safeguard confidential information of the Company. The Insider Trading Policy addresses transactions by family members, as well as prohibits all officers, directors and employees of the Company from engaging in short sales of Company securities, hedging transactions or engaging in any other type of transaction where they will earn a profit based on a decline in the Company’s stock price, or otherwise entering into any similar arrangement with respect to Company securities. The policy discusses the consequences of an insider trading violation, additional trading restrictions and certain reporting requirements applicable to directors, officers, and employees. The policy contains guidelines and procedures related to the establishment of Rule 10b5-1 trading plans, in accordance with the new safe harbor requirements of Securities Exchange Act Rule 10b5-1.

Our Insider Trading Policy will be filed with the SEC as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2026 in 2027. Our Insider Trading Policy is available on our website at https://ir.rareearthsamericas.com/corporate-governance/governance-documents.

Code of Ethics

On March 8, 2026, our Board approved our Code of Conduct and Ethics, which became effective upon our initial public offering in May 2026, which applies to all our directors, officers and employees. Our code of conduct is available on our website at https://ir.rareearthsamericas.com/corporate-governance/governance-documents.

Delinquent Section 16(a) Reports

The Company’s common stock was not registered pursuant to Section 12 of the Securities Exchange Act of 1934 during fiscal year 2025. Accordingly, our directors, executive officers, and greater than 10% stockholders were not subject to the reporting requirements of Section 16(a) of the Exchange Act during that period.

Communications with the Board of Directors

We value the views and input of our stockholders and believe that fostering productive dialogue with our stockholders contributes to our long-term success. Stockholders and other interested parties who wish to communicate with our Board of Directors, including our Chairman, independent directors as a group, or any other individual director, may send their communication to 101 W. Main Street, Manchester, GA 31816 or at info@rareearthsamericas.com.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of the Board of Directors

Our Board of Directors held two meetings during the fiscal year ended December 31, 2025. Each incumbent director attended 100% of all meetings of the Board of Directors and committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2025 if a meeting of such committee was held during fiscal year 2025.

Committees of the Board of Directors and Committee Meetings

Our Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. Those standing committees are the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. Each committee operates under a charter, which is available on our website at https://ir.rareearthsamericas.com/corporate-governance/governance-documents and is also available in print to any stockholder who requests it. Members of our committees are designated by our Board upon recommendation of the Nominating and Corporate Governance Committee.

Audit Committee

Our Audit Committee currently consists of the following members who are all independent under applicable NYSE American listing standards: Mr. Schumann (Chair), Dr. Estabrooke and Mr. Phillips. All members of our Audit Committee are financially literate while Mr. Schumann has affirmatively been designated as and qualifies as an “Audit Committee Financial Expert” as that term is defined in rules promulgated by the SEC. The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation: (i) assisting the Board of Directors in its oversight of: (a) the integrity of the financial statements of the Company, (b) the Company’s compliance with legal and regulatory requirements, (c) the qualifications and independence of the Company’s independent auditor and (d) the performance of the independent auditor; (ii) preparing the audit committee report required pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement; and (iii) performing such further functions as may be consistent with the Audit Committee charter or assigned by applicable law, the Company’s Bylaws or the Board of Directors.

The Board of Directors has adopted a written charter for the Audit Committee that may be viewed on Rare Earths’ website at https://ir.rareearthsamericas.com/corporate-governance/governance-documents.

Compensation Committee

Our Compensation Committee currently consists of the following members who are all independent under applicable NYSE American listing standards: Mr. Phillips (Chair), Dr. Estabrooke and Ms. Lewis. The purpose of the Compensation Committee is: (i) to oversee the Company’s compensation and employee benefit plans and practices, including its executive and director compensation plans, and its incentive-compensation and equity-based plans; (ii) to evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s executive compensation plans and make recommendations to the Board of Directors to determine and approve the Chief Executive Officer’s compensation level based on this evaluation; (iii) to retain, in its sole discretion, a compensation consultant, legal counsel or other adviser and evaluate the performance and advice of such compensation consultant, legal counsel or other adviser; and (iv) to perform such further functions as may be consistent with the Compensation Committee charter or assigned by applicable law, the Company’s Bylaws or the Board of Directors. In performing its functions, the Compensation Committee considers, among other things, the Company’s performance and relative stockholder return, the compensation paid to executive officers of comparable companies, and the performance of the Company’s executive officers.

The Board of Directors has adopted a written charter for the Compensation Committee that may be viewed on Rare Earths’ website at https://ir.rareearthsamericas.com/corporate-governance/governance-documents.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of the following members who are all independent under applicable NYSE American listing standards: Ms. Lewis (Chair), Dr. Estabrooke and Mr. Phillips. The purpose of the Nominating and Corporate Governance Committee is: (i) to identify and to recommend to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors; (ii) to advise the Board of Directors with respect to the Board of Directors composition, procedures and committees; (iii) to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company; and (iv) to oversee the evaluation of the Board of Directors of the Company. The Nominating and Corporate Governance Committee considers candidates, including candidates properly presented by stockholders, that possess a variety of skill sets that complement the skills that are represented by the composition of the Board of Directors at any given point in time, including public company expertise, strategic managerial and financial skills and experience, mining industry expertise, diversity, and knowledge in other areas that are strategically important to us. Other considerations include personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee that may be viewed on Rare Earths’ website at https://ir.rareearthsamericas.com/corporate-governance/governance-documents.

The following table sets forth the number of meetings held by each committee during the fiscal year ended December 31, 2025:

Committee	Number of meetings during fiscal year ended December 31, 2025
Audit Committee	—
Compensation Committee	1
Nominating and Corporate Governance Committee	1

Where You Can Find Additional Information About Us

We maintain a company website at www.rareearthsamericas.com from which you can alternatively access the reports we file with the SEC. Our committee charters and other important corporate governance documents are also available on our website. Information contained on the Company’s website is not part of, and is not incorporated by reference into, this proxy statement.

OUR EXECUTIVE OFFICERS

In addition to our Chief Executive Officer, Mr. Swartz, who also serves as a member of our Board of Directors and whose biographical information is disclosed under the heading “Proposal 1: Election of Directors—Nominees for Election,” our executive officers as of the date of this proxy statement include the following individuals:

Jennifer Grafton — Chief Operating Officer, General Counsel and Secretary

Ms. Grafton has served as our Chief Operating Officer, General Counsel and Secretary since August 1, 2025. Prior to being appointed as our Chief Operating Officer, General Counsel and Secretary, Ms. Grafton served as a consultant to Foothills Rare Earths, LLC from February 2025 to August 2025. Prior to this, Ms. Grafton served as Executive Vice President and General Counsel of E2open Parent Holdings, Inc. (NYSE: ETWO), a cloud-based, end-to-end supply chain management software company from 2021 to 2024. Previous to E2open, Ms. Grafton worked at Westmoreland from December 2008 to July 2019, most recently serving as Chief Legal Officer, Chief Administrative Officer and Secretary. Prior to Westmoreland, Ms. Grafton worked in the corporate group of various Denver-based and national law firms focusing her practice on securities and corporate governance. She also serves as a director of Dakota Gold Corp. (NYSE American: DC), a publicly traded gold exploration and development company. Ms. Grafton holds a Master of Business Administration from the University of Michigan, Juris Doctorate from the University of Denver and a Bachelor of Arts in politics and government from the University of Puget Sound. Ms. Grafton served as an executive officer of Westmoreland at the time that Westmoreland filed for Chapter 11 reorganization in 2018; Westmoreland emerged from Chapter 11 bankruptcy in 2019.

Cheryl Kerr — Chief Accounting Officer and Treasurer

Ms. Kerr has served as our Chief Accounting Officer and Treasurer since February 1, 2026. Prior to being appointed as our Chief Accounting Officer and Treasurer, Ms. Kerr served as a consultant to the Company from December 2025 to February 2026. Prior to this, Ms. Kerr served as Senior Director of Accounting at Lumen Technologies, Inc. (NYSE: LUMN), a global networking company from August 2021 to October 2025, where she held various roles including the Senior Director of SEC Reporting and Senior Director of Finance Separation Management and International Accounting. Before Lumen Technologies, between 2019 and 2021, Ms. Kerr worked as an accounting consultant for various companies, including Lumen Technologies. Ms. Kerr holds both a Bachelor and Master of Business Administration from the University of Oklahoma Price College of Business and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

As an “emerging growth company,” within the meaning of the Securities Act, and as a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies.” In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as specified narrative disclosures regarding executive compensation for our last completed fiscal year. This section discusses the material components of the executive compensation program for our Chief Executive Officer and our two other most highly compensated officers for the fiscal year ending December 31, 2025, who we collectively refer to as our “named executive officers.” For 2025, our named executive officers and their positions were as follows:

•
Donald S. Swartz, II, Chief Executive Officer and President;
•
Jennifer Grafton, Chief Operating Officer, General Counsel and Secretary; and
•
Joseph Dwyer, Chief Financial Officer.

We were formed in February 2025; thus, all information disclosed in this Executive Compensation section relating to fiscal year 2024 relates to our Predecessor. Our Predecessor is a limited liability company (sociedade limitada) organized under the laws of Brazil. As a Brazilian limited liability company, our Predecessor is not required to have a board of directors or fiscal council, which is an independent committee within a company responsible for supervising management’s actions and auditing the company's financial statements. Our Predecessor is otherwise required to have statutory designated managers to represent, as necessary, the Predecessor entity before local authorities, as well as to sign various operating agreements related to the exploration of our Predecessor’s different mining projects. For fiscal year 2024, the two statutory managers designated by the Predecessor’s parent company, Rare Earths Americas Limited (“REA Australia”), were Renato Aureo de Paula Gonzaga and João Paulo Agapito da Veiga. Messrs. Gonzaga and Veiga were Predecessor’s named executive officers for fiscal year 2024.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Donald S Swartz, II	2025	145,833	525,000	2,942,416(3)	120,000(4)	3,733,249
Chief Executive Officer	2024	—	—		—	—
Jennifer Grafton	2025	125,000	225,000	925,568(5)	90,000(6)	1,365,568
Chief Operating Officer	2024	—	—		—	—
Joseph Dwyer(7)	2025	97,917	—	205,088(8)	18,000(9)	321,005
Chief Financial Officer	2024	—	—		—	—
Renato Aureo de Paula Gonzaga	2025	—	—		—	—
Statutory Manager (10)	2024	—	—		36,109(11)	36,109
João Paulo Agapito da Veiga	2025	—	—		—	—
Statutory Manager (10)	2024	—	—		14,563(12)	14,563

(1)
On January 23, 2026, the Board, at the recommendation of the Compensation Committee and in accordance with the terms of Mr. Swartz’s and Ms. Grafton’s respective employment agreements described under “Narrative to Summary Compensation Table,” approved the payment of bonuses to Mr. Swartz and Ms. Grafton for services provided during the year ended December 31, 2025. Such bonuses were paid during fiscal year 2026.

(2)
Represents the aggregate grant date fair value of restricted stock units (“RSUs”) and warrants issued to the recipient listed in the year indicated, measured in accordance with ASC Topic 718.
(3)
Consists of 135,000 RSUs and 284,226 RSUs granted to Mr. Swartz on August 22, 2025, and August 25, 2025, respectively, and 46,610 warrants received as part of the Merger, as described below under “Narrative to Summary Compensation Table.”
(4)
Relates to compensation received from FRE US pursuant to the Swartz Consulting Agreement, as described below under “Narrative to Summary Compensation Table.”
(5)
Consists of 30,000 RSUs and 101,058 RSUs granted to Ms. Grafton on August 22, 2025, and August 25, 2025, respectively, and 15,537 warrants received as part of the Merger, as described below under “Narrative to Summary Compensation Table.”
(6)
Relates to compensation received from FRE US pursuant to the Grafton Consulting Agreement, as described below under “Narrative to Summary Compensation Table.”
(7)
Joseph Dwyer resigned as our Chief Financial Officer and Treasurer, effective as of February 1, 2026.
(8)
Consists of 31,581 RSUs granted to Mr. Dwyer on August 25, 2025. In connection with Mr. Dwyer’s resignation, 21,581 of such RSUs were forfeited.
(9)
Relates to compensation received from FRE US pursuant to the Dwyer Consulting Agreement, as described below under “Narrative to Summary Compensation Table.”
(10)
The compensation reflected for Messrs. Gonzaga and Agapito Veiga in the Summary Compensation Table has been converted to U.S. dollars using a Brazilian Real to US dollar exchange rate as of December 31, 2024, of 6.18 to 1.00.
(11)
Based on compensation received by Mr. Gonzaga of 223,150.90 Brazilian Reals for rendered services to the Predecessor.
(12)
Based on compensation received by Mr. Agapito Veiga of 90,000.00 Brazilian Reals for rendered services to the Predecessor.

Narrative to Summary Compensation Table

As described under the heading “Our Executive Officers,” Mr. Swartz and Ms. Grafton provided consulting services to our affiliated entity, Foothills Rare Earths, LLC (“FRE US”), beginning in January 2025 and February 2025, respectively. Following our formation in February 2025 and the completion of the Acquisition in July 2025, effective August 1, 2025, Mr. Swartz was appointed as the Company’s Chief Executive Officer and President; Ms. Grafton as the Company’s Chief Operating Officer, General Counsel and Corporate Secretary; and Mr. Dwyer as the Company’s Chief Financial Officer. See “Our Executive Officers.” Mr. Dwyer resigned from his role as our Chief Financial Officer and Treasurer, effective as of February 1, 2026.

In 2025, each of the Messrs. Swartz and Dwyer and Ms. Grafton entered into an employment agreement with REA Management Company, LLC (“REA Management”), our then-wholly-owned U.S.-based operating subsidiary. Effective December 31, 2025, we completed a merger of REA Management into REA, which resulted in all employees of REA Management becoming employees of REA as of January 1, 2026. The employment agreements generally provide for each executive’s base salary, target bonus opportunity, reimbursement of reasonable business expenses and eligibility to participate in our equity and benefit plans. The material terms of the employment agreements are summarized below. These summaries are qualified by reference to the actual text of the agreements, which are filed as exhibits to the Form S-1 registration statement filed on April 28, 2026. In addition to the key terms summarized below, each of our executives was a participant in the Rare Earths Americas, Inc. Executive Severance Plan (the “Severance Plan”), which provided for certain severance benefits upon a termination by us or our subsidiaries without “Cause.” The Severance Plan was superseded and replaced by a new executive severance plan, as disclosed in the Form 10-Q filed August 11, 2026. See “Executive Compensation—Potential Payments Upon Termination or Change in Control” below for more details regarding the severance benefits provided to our executive officers under the employment agreements and Exhibit 10.14 for a copy of our 2025 Severance Plan described therein.

Donald S Swartz, II

Consulting Agreement

On January 2, 2025, FRE US entered into a consulting agreement with Griffin and Fleming LLC, an entity affiliated with Mr. Swartz, to provide certain advisory services (the “Swartz Consulting Agreement”) effective until December 31, 2025. The Swartz Consulting Agreement provided that Mr. Swartz would serve as a consultant to both FRE US and Foothills Rare Earths Limited, an Australian public unlisted corporation (“FRE Australia”).

Under the Swartz Consulting Agreement, Mr. Swartz received compensation of $24,000 per month, as well as a sign-on bonus in the form of 2,500,000 unquoted options to purchase shares of FRE Australia stock, which were exercisable at AUS$0.125 per share and had an expiration date of September 30, 2029. The options were to vest upon the earlier of: (a) the completion of a successful IPO by FRE Australia or any successor entity, including any corporation that acquires its shares or assets; or (b) Mr. Swartz’s continuous service through December 31, 2025. Under the Swartz Consulting Agreement, if FRE US terminated the agreement without cause, all unvested options would immediately vest and become exercisable. At the time of the Merger, the options to purchase shares of FRE Australia stock were converted into warrants in the Company at a fair market value of A$7.55, or $4.94, as determined by our Board, and calculated using an AUS to US dollar exchange rate of 0.6546 to 1.00. The warrants (the “Replacement Warrants”) have an exercise price of A$13.41 per share and are exercisable at any time until their expiration date of December 31, 2025. Mr. Swartz received 46,610 Replacement Warrants in exchange for his options.

On August 14, 2025, the Swartz Consulting Agreement was superseded by the Swartz Employment Agreement (as defined below) and terminated in connection with the completion of the Acquisition.

Employment Agreement

On August 14, 2025, REA Management, which was subsequently merged with and into REA, entered into an employment agreement with Mr. Swartz (the “Swartz Employment Agreement”) to serve as our Chief Executive Officer and President, effective retroactively as of August 1, 2025. The Swartz Employment Agreement provides for an annual base salary of $350,000, eligibility for Mr. Swartz to earn an annual incentive cash bonus based on a target bonus opportunity equal to 75% of his base salary, a special, one-time bonus of 100% of his base salary following REA’s completion of an initial public offering or the closing of the corporate transaction defined as any transaction pursuant to which any third party acquires an ownership interest of more than 50% in our outstanding common stock, eligibility to receive annual long-term incentive compensation, and participation in standard benefit plans. The Swartz Employment Agreement also provides for Mr. Swartz’s eligibility to participate in any future severance plan, which Severance Plan was adopted by our Board of Directors (the “Board”) on August 25, 2025. See “Executive Compensation—Potential Payments Upon Termination or Change in Control” below for more details regarding the severance benefits provided to Mr. Swartz.

On August 22, 2025, Mr. Swartz was granted 135,000 RSUs that vest following both (i) a liquidity event, defined as either the closing of a firm commitment underwritten public offering of our shares pursuant to an effective registration statement under the Securities Act, or the closing of a merger, consolidation, or sale of substantially all of our assets, as a result of which our stockholders immediately prior to such transaction hold less than 51% of the outstanding voting power of the surviving or acquiring entity immediately following the transaction (a “Liquidity Event”); and (ii) the one-year anniversary of the grant date. On August 25, 2025, Mr. Swartz was granted 284,226 RSUs that vest following a Liquidity Event.

Jennifer Grafton

Consulting Agreement

On February 1, 2025, FRE US entered into a consulting agreement with Ms. Grafton to provide certain consulting services (the “Grafton Consulting Agreement”), which was effective until December 31, 2025. The Grafton Consulting Agreement provided that Ms. Grafton would serve as a consultant to both FRE US and FRE Australia.

Under the Grafton Consulting Agreement, Ms. Grafton received compensation of $18,000 per month, as well as a sign-on bonus in the form of 833,333 unquoted options to purchase shares of FRE Australia stock, which were exercisable at AUS$0.125 per share and had an expiration date of September 30, 2029. The options were to vest upon the earlier of: (a) the completion of a successful IPO by FRE Australia or any successor entity, including any corporation that acquires its shares or assets; or (b) Ms. Grafton’s continuous service through December 31, 2025. Under the Grafton Consulting Agreement, if FRE US terminated the agreement without cause, all unvested options would immediately vest and become exercisable. At the time of the Merger, these options were converted into 15,537 Replacement Warrants.

On July 31, 2025, the Grafton Consulting Agreement was superseded by the Grafton Employment Agreement (as defined below) and terminated in connection with the completion of the Acquisition.

Employment Agreement

On July 31, 2025, REA Management, which was subsequently merged with and into REA, entered into an employment agreement with Ms. Grafton (the “Grafton Employment Agreement”) to serve as our Chief Operating Officer, General Counsel and Secretary, effective as of August 1, 2025. The Grafton Employment Agreement provides for an annual base salary of $300,000, eligibility for Ms. Grafton to earn an annual cash incentive bonus based on a target bonus opportunity equal to 50% of her base salary, eligibility to receive annual long-term incentive compensation, and participation in standard benefit plans. The Grafton Employment Agreement also provides for Ms. Grafton’s eligibility to participate in the Severance Plan. See “Executive Compensation—Potential Payments Upon Termination or Change in Control” below for more details regarding the severance benefits provided to Ms. Grafton. On August 22, 2025, Ms. Grafton was granted 30,000 RSUs that vest following both (i) a Liquidity Event, and (ii) the one-year anniversary of the grant date. On August 25, 2025, Ms. Grafton received RSUs for 101,058 shares of the Company’s common stock that vest following a Liquidity Event.

Joseph Dwyer

Consulting Agreement

On July 1, 2025, FRE US entered into a consulting agreement with Mr. Dwyer to provide certain consulting services (the “Dwyer Consulting Agreement”), which was effective until December 31, 2025. The Dwyer Consulting Agreement provided that Mr. Dwyer would serve as a consultant to both FRE US and FRE Australia. Under the Dwyer Consulting Agreement, Mr. Dwyer received compensation of $18,000.00 per month.

On August 5, 2025, the Dwyer Consulting Agreement was superseded by the Dwyer Employment Agreement (as defined below) and terminated in connection with the completion of the Acquisition.

Employment Agreement

On August 5, 2025, REA Management, which was subsequently merged with and into REA, entered into an employment agreement with Mr. Dwyer (the “Dwyer Employment Agreement”) to serve as our Chief Financial Officer and Treasurer, effective retroactively as of August 1, 2025. The Dwyer Employment Agreement provides for an annual base salary of $235,000, eligibility for Mr. Dwyer to earn an annual cash incentive bonus based on a target bonus opportunity equal to 40% of his base salary, eligibility to receive annual long-term incentive compensation, and participation in standard benefit plans. The Dwyer Employment Agreement also provides for Mr. Dwyer’s eligibility to participate in the Severance Plan. See “Executive Compensation—Potential Payments Upon Termination or Change in Control” below for more details regarding the severance benefits provided to Mr. Dwyer. On August 25, 2025, Mr. Dwyer received RSUs for 31,581 shares of the Company’s common stock that vest following a Liquidity Event, 21,581 of which were forfeited in connection with his resignation.

Mr. Dwyer resigned from his role as our Chief Financial Officer and Treasurer, effective as of February 1, 2026.

2024 Named Executive Officers’ Compensation

The two individuals who served in the capacity of named executive officers of our Predecessor during fiscal year 2024, provided their services in a non‑employee capacity pursuant to consultancy arrangements. During fiscal year 2024, Messrs. Gonzaga and Veiga received cash payments for services rendered at the Predecessor’s request in connection with our Predecessor’s projects, including administrative, finance, tax and accounting services. The named executive officers received no other compensation in 2024. From June 30, 2024, until the closing of the Acquisition, no consulting services were performed by either statutory manager.

On June 1, 2023, our Predecessor entered into a service agreement with RGX Partners, an entity affiliated with Mr. Gonzaga, pursuant to which Mr. Gonzaga provided financial and mining-related consulting services to our Predecessor (the “Gonzaga Consulting Agreement”). The Gonzaga Consulting Agreement had an initial term of twelve months ending on June 1, 2024, subject to extension by the parties. The Gonzaga Consulting Agreement provided that Mr. Gonzaga would serve as a consultant in connection with our Predecessor’s different mining projects. Under the Gonzaga Consulting Agreement, Mr. Gonzaga received compensation of R$27,750.00 per month. On March 1, 2025, the Company entered into a consulting agreement with Mr. Gonzaga to provide certain advisory services in his capacity as a consultant to REA. Mr. Gonzaga separately provides services to Alpha Minerals Brazil Participações Ltda (“AMBPL” or “Predecessor”) under a shared services agreement, entered into on August 1, 2025 (the “Shared Services Agreement”). The Shared Services Agreement does not have a term and it can be terminated (i) for convenience, by either party upon providing 60 days prior written notice, or (ii) for material breach, by providing 30 days prior written notice to the other party (with the breaching party having 30 days to cure any alleged breach after written notice).

On January 1, 2024, our Predecessor entered into a service agreement with Mr. Veiga, pursuant to which Mr. Veiga provided mining-related consulting services to our Predecessor (the “Veiga Consulting Agreement”). The Veiga Consulting Agreement had an initial term of twelve months ending on December 1, 2024, subject to extension by the parties. The Veiga Consulting Agreement was terminated in June 2024. Under the Veiga Consulting Agreement, Mr. Veiga received compensation of R$11,250.00 per month.

Outstanding Equity Awards at 2025 Fiscal-Year End

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)
Donald Swartz	465,836(2)	2,925,981
Jennifer Grafton	146,595(3)	919,490
Joseph Dwyer	31,581(4)	203,066

(1)
Market value is based on the fair market value of our common stock as of December 31, 2025, as determined by our Board of Directors.
(2)
Consists of 135,000 RSUs granted to Mr. Swartz on August 22, 2025, that vest upon the occurrence of (i) a Liquidity Event and (ii) the one-year anniversary of the grant date; 284,226 RSUs granted to Mr. Swartz on August 25, 2025, that vest upon the occurrence of a Liquidity Event; and 46,610 Replacement Warrants.
(3)
Consists of 30,000 RSUs granted to Ms. Grafton on August 22, 2025, that vest upon the occurrence of (i) a Liquidity Event and (ii) the one-year anniversary of the grant date; 101,058 RSUs granted to Ms. Grafton on August 25, 2025, that vest upon the occurrence of a Liquidity Event; and 15,537 Replacement Warrants.
(4)
Consists of 31,581 RSUs granted to Mr. Dwyer on August 25, 2025, that vest following a Liquidity Event. In connection with Mr. Dwyer’s resignation, 21,581 of such RSUs were forfeited.

Director Compensation

In December 2025, our Board of Directors adopted a director compensation program in which our non-employee directors participate. Employee directors do not receive additional compensation for their service on the Board. The director compensation program provides for an annual cash retainer and annual stock grant, as well as additional cash retainers for the chairs of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The annual stock grant will be made following each year’s annual meeting of stockholders and will vest on the earlier of the date that is one date from the date of grant or the business day immediately preceding the next annual meeting. The annual cash compensation, which is paid quarterly in arrears, is, as follows: all directors - $50,000; Chairman of the Board - $75,000; Chair of Audit Committee - $20,000; and Chairs of Compensation and Nominating and Corporate Governance Committees - $10,000.

In connection with the adoption of the director compensation program, the Board determined that the effective date for all directors serving on the Board as of the date of such adoption would be October 15, 2025.

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our directors for services rendered to us during the last fiscal year, other than Mr. Swartz, our Chief Executive Officer and President, whose compensation is presented in the Summary Compensation Table above.

Name and Principal Position	Fees earned or paid in cash ($)(1)	Stock awards ($)	All Other Compensation ($)	Total ($)
Dan Shribman	15,693	1,279,281(2)	—	1,294,974
Hugo Schumann	14,647	—	—	14,647
Reta Jo Lewis	12,554	—	—	12,554
Ivy Estabrooke	10,462	—	—	10,462
Keith Phillips	12,554	—	—	12,554

(1)
Represents the annual retainers paid pursuant to the director compensation program, pro-rated for the actual period of service between October 15, 2025 and December 31, 2025. Fees for Mr. Phillips, Ms. Lewis, Ms. Estabrooke and Mr. Schumann were paid to limited liability companies wholly owned and controlled by each director.

(2)
Consists of 60,000 shares of restricted stock granted to Mr. Shribman on August 22, 2025, which are fully vested, but subject to transfer restrictions and the Company’s right to repurchase shares proposed to be transferred by Mr. Shribman. The transfer restrictions and Company’s right of first refusal will terminate when there is a public market for our shares, and the right of first refusal will also terminate in the event of a change of control of the Company. Also consists of 138,955 RSUs granted on August 25, 2025, that vest following a Liquidity Event.

Retirement Plans

We currently provide broad-based health and welfare benefits that are available to our full-time employees, including our executive officers, including health, life, vision, and dental insurance. In addition, we currently make available a retirement plan intended to provide benefits under Section 401(k) of the Internal Revenue Code, pursuant to which employees (including our executive officers) may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We match retirement contributions dollar-for-dollar on the first 1% of pay. After that, we will match 50 cents on the dollar for the next 5% of pay. Matching contributions to our 401(k) plan are 100% vested. All contributions under our 401(k) plan are subject to certain annual dollar limitations in accordance with applicable laws, which are periodically adjusted for changes in the cost of living. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our executive officers.

Potential Payments Upon Termination or Change in Control

In fiscal year 2025, each of our Executive Officers was entitled to certain severance payments and benefits pursuant to their participation in the Severance Plan in the event we terminate the Executive Officer without Cause (as defined below), based upon whether the termination happened within the Change in Control Period or outside of a Change in Control Period (as defined below). Executive Officers are not entitled to severance benefits under the Severance Plan if the Executive Officer’s active employment was terminated due to: resignation (even if the executive felt compelled to resign); retirement; death; discharge “For Cause;” or disability. In addition, should we terminate the Executive Officer’s employment during a Change in Control Period, they are ineligible for payments under the Severance Plan should the executive be offered a comparable job with us or any successor employer, whether the executive accepts that job or not.

If the Executive Officer’s termination of employment is within 12 months following a Change in Control (the “Change in Control Period”), each Executive Officer is entitled to receive a lump sum within 60 days of termination equal to one (1) times the sum of (x) the Executive Officer’s annual base salary, plus (y) the executive’s target annual bonus for the year in which the termination occurs should the Change in Control occur within the first twelve months of the Executive Officer’s start date as an executive. Should the Change in Control occur after the first year of the Executive Officer’s start date as an executive, the Executive Officer is entitled to receive a lump sum within 60 days of termination equal to one and a half (1.5) times the sum of (x) the Executive Officer’s base salary, plus (y) the Executive Officer’s target annual bonus for the year in which the termination occurs. In addition, the Executive Officer shall receive a prorated bonus for the year of termination, as long as the Executive Officer worked at least three months of that year plus full vesting of any unvested RSUs or performance shares, with performance share units that have not yet been settled in accordance with performance deemed to be earned at target performance.

If a termination happens outside of a Change in Control Period, each Executive Officer is entitled to: eighteen (18) months of annual base salary paid out monthly through our regular payroll; a prorated bonus for the year of termination, as long as the Executive Officer worked at least three months of that year; and full vesting of any unvested RSUs or performance shares, with performance share units that have not yet been settled in accordance with performance deemed to be earned at target performance.

“Cause” means that we have determined in good faith that the executive was terminated for any of the following reasons: (i) indictment, conviction or admission of any crimes involving theft, fraud, or moral turpitude; (ii) the engaging by executive in conduct which is demonstrably and materially injurious to us, monetarily or otherwise (including the Board’s determination of conduct that constitutes a violation of any securities laws in the United States or Canada, whether federal, state or provincial); (iii) engaging in gross neglect of duties including, but not limited to, willfully failing or refusing to implement or follow our direction; or (iv) breach of our policies and procedures, including, but not limited to, the Code of Ethics, Insider Trading Policy, or any other Company policy or agreement between us and the executive, provided that where applicable, we shall provide reasonable notice of any such breach and opportunity to remediate. If an executive is terminated for any reason other than Cause, but at a time when we had Cause to terminate the executive (or would have had Cause if it knew all relevant facts), the termination shall be treated as having been for Cause.

“Change in Control” means the occurrence of any one of the following events:

•
Merger or Consolidation: The closing of a merger or consolidation of the Company with or into another entity, if persons who were not stockholders of the Company immediately prior to such transaction own more than 50% of the combined voting power of the resulting entity’s voting securities immediately after the transaction.
•
Sale of Assets: A sale, lease, exchange, or other disposition of all or substantially all of our assets.
•
Change in Board Composition: During any 12-month period, individuals who, as of the beginning of such period, constitute our Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the start of such period whose election or nomination was approved by a vote of at least a majority of the Incumbent Board shall be considered a member of the Incumbent Board.
•
Acquisition of Voting Securities: Any person or group (as defined under Section 13(d) or 14(d) of the Securities Exchange Act of 1934), other than us or any of our affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of our then outstanding voting securities.
•
Liquidation or Dissolution: Our complete liquidation or dissolution.

For more details regarding the severance benefits provided to our executives, please refer to the copy of the Severance Plan filed as Exhibit 10.14 to the Form S-1 registration statement filed on April 28, 2026.

Policies and Practices for Granting Stock Options and Stock Appreciation Rights

We do not have a formal written policy in place with regard to the timing of stock option or stock appreciation awards in relation to the disclosure of material nonpublic information. To date, the Compensation Committee has not issued stock options or stock appreciation awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2022 and any currently proposed transactions to which we were or are expected to be a participant in which (1) the amount involved exceeded or will exceed the lesser of $120,000 or one percent of our average total assets at year end for the last two completed fiscal years, and (2) any of our directors, executive officers, or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the section titled “Executive Compensation” in this proxy statement.

Consulting Agreements with Predecessor’s NEOs

Please refer to the section titled “Executive Compensation” for a description of the consulting arrangements and shared services agreement entered into between our Predecessor and Mr. Gonzaga, one of our Predecessor’s NEOs.

Loan and Deed of Novation

On June 2, 2025, Brazil Royalty Corp Participacoes E Investimentos Ltda. (“BRC” or “Lender”) and AMBPL, as the borrower, entered into a loan agreement (the “Loan Agreement”), which provides for a loan of R$6,105,000.00 from the Lender to AMBPL (the “Loan”). Pursuant to the Loan Agreement, AMBPL’s obligation to pay the loan amount may be assumed by REA. On July 15, 2025, we entered into a deed of novation (the “Deed of Novation”) with AMBPL and BRC, pursuant to which we agreed to assume AMBPL’s obligation to pay the loan amount under the Loan Agreement. Under the Deed of Novation, we are only required to repay the loan amount and remuneration (as calculated in accordance with the Loan Agreement) if we (i) complete an initial public offering of our shares or (ii) enter into any other transaction involving our shares that results in the raising of funds exceeding AUD$20,000,000 (or the equivalent in other currencies) (the “Condition”). Payment of the loan amount pursuant to the Deed of Novation may be satisfied, at BRC’s election, either in cash in accordance with the terms of the Loan Agreement or by the issuance of our shares. If the Condition is not satisfied or waived in writing by us by December 31, 2026, AMBPL must pay the loan amount directly to BRC, as set forth in the Loan Agreement. On November 6, 2025, we entered into Amendment No. 1 to Deed of Novation with BRC and AMBPL, which amended the Deed of Novation to provide that all or part of the loan amount is convertible at BRC’s election and in its sole discretion into issued shares of our common stock at a fixed conversion price of $6.55 per share. Hugo Schumann, one of our directors, is a shareholder of the Lender’s parent company.

Equipment Lease

We have leased equipment from BRC. During the year ended December 31, 2024, we paid BRC approximately $390,000 to lease equipment, and made no payments during the year ended December 31, 2025 for leased equipment.

Indemnification Agreements

We intend to enter into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Policies and Procedures for Related Party Transactions

Our board of directors adopted a written related party transaction policy, which became effective upon the closing of the initial public offering, setting forth the policies and procedures for the review and approval or ratification of related-party transactions. This policy covers any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and a related party had or will have a direct or indirect material interest, as determined by the audit committee of our board of directors, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party.

All related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy. However, these transactions were reviewed and approved by our board of directors.

OWNERSHIP OF COMMON STOCK

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The address for all listed officers and directors is 101 W. Main Street, Manchester, GA 31816.

The following table sets forth, as of the record date, the number and percentage of outstanding shares of common stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors and director nominees; (c) the NEOs; and (d) all current directors and executive officers, as a group. As of the record date, there were 20,512,381 shares of common stock issued and outstanding.

5% and Greater Stockholders:
DITM Holdings Pty Ltd(1)	2,024,311	9.78%
ACN 664400382 PTY LTD(2)	1,672,478	8.15%
Dominic Paul Allen(3)	1,296,187	6.30%
DTQ (BVI) Limited(4)	1,260,897	6.14%
Hanrine Investments Pty Ltd(5)	1,248,204	6.09%
Anastasios Arima(6)	1,217,601	5.93%
Kitabella Pty Ltd(7)	1,100,393	5.35%
Named Executive Officers and Directors:
Donald Swartz(8)	465,836	2.27%
Jennifer Grafton(9)	146,595	*
Joe Dwyer(10)	6,712	*
Dan Shribman(11)	370,006	1.80%
Hugo Schumann	37,016	*
Ivy Estabrooke	—	—
Keith Phillips(12)	16,780	*
Reta Jo Lewis	—	—
All current directors and executive officers as a group (8 persons)	1,036,233	5.02%

* Less than 1%

(1)
Consists of 1,844,723 outstanding shares of common stock and 179,588 shares underlying warrants to purchase common stock held directly by DITM Holdings Pty Ltd (“DITM”). DITM is an Australian corporation controlled by Mr. Todd Hannigan who has sole voting and investment power over the shares held by DITM. As a result, Mr. Hannigan may be deemed to be the beneficial owner of such shares. The address for DITM is 15 Lennox Street, Mosman, NSW 2088, Australia.
(2)
The shares are held directly by ACN 664400382 PTY LTD (“ACN”), which is a wholly owned subsidiary of Whitehaven Coal Limited (“WHC”). Voting and investment decisions over the shares held by ACN are directed by the board of directors of WHC, which acts by majority vote. Accordingly, no one person is deemed to have or share beneficial ownership of the shares held by ACN. The address for ACN is Level 28, 259 George Street, Sydney, NSW 2000, Australia.

(3)
Consists of 1,244,176 outstanding shares of common stock and 52,011 shares underlying warrants to purchase common stock. The shares are held directly by Dominic Paul Allen as trustee for The Westoz Services A/C (“Westoz”), an Australian trust controlled by Mr. Allen who has sole voting and investment power over the shares held by the trust. As a result, Mr. Allen may be deemed to be the beneficial owner of the shares. The address for Westoz is 7 Scott Street, Dulwich SA 5067, Australia.
(4)
Consists of 1,232,931 outstanding shares of common stock and 27,966 shares underlying warrants to purchase common stock held directly by DTQ (BVI) Limited (“DTQ”), a British Virgin Islands corporation controlled by Mr. Bernando Da Veiga, who has sole voting and investment power over the shares. As a result, Mr. Da Veiga may be deemed to be the beneficial owner of the shares held by DTQ. The address for DTQ is Rough Point, P.O. Box 4203, Mount Healthy, Tortola, British Virgin Islands.
(5)
The shares are held directly by Hanrine Investments Pty Ltd (“Hanrine”), which is a wholly owned subsidiary of Hancock Prospecting Pty Ltd. (“Hancock”). Hancock is controlled by Georgina Hope Rinehart, who is the principal shareholder and a director, with approximately 76.55% ownership. As a result, each of Hanrine, Hancock and Ms. Rinehart may be deemed to have or share beneficial ownership of securities held directly by Hanrine. The address for Hanrine is Suite 28 / 42 Vetnor Avenue, West Perth WA 6005, Australia.
(6)
Consists of 1,190,631 outstanding shares of common stock and 26,970 shares underlying warrants to purchase common stock.
(7)
Consists of 1,063,105 outstanding shares of common stock and 37,288 shares underlying warrants to purchase common stock held directly by Kitabella Pty Ltd. (“Kitabella”), an Australian trust. The reported securities are held directly by Kitabella as Trustee for the Kitabella Trust and indirectly by Kirk Kileff and Sarah-Anne Kileff, individuals who each own 50 percent of Kitabella. As a result, each of Kirk Kileff and Sarah-Anne Kileff may be deemed to have or share beneficial ownership of securities held by Kitabella. The address for Kitabella is 37 Kardinia Road, Mosman NSW 2088, Australia.
(8)
Includes 46,610 shares underlying warrants to purchase common stock issued as a result of the Acquisition and held by Griffin & Fleming LLC, a member-managed LLC controlled by Mr. Swartz. The address for Griffin & Fleming LLC is 13095 W. 81st Avenue, Arvada, CO 80005. Also includes 419,226 shares of common stock to be acquired within 60 days of September 21, 2026, upon the settlement of restricted stock units. Such shares remain subject to a lock-up agreement expiring on November 2, 2026.
(9)
Includes 15,537 shares underlying warrants to purchase common stock issued as a result of the Acquisition and includes 131,058 shares of common stock to be acquired within 60 days of September 21, 2026, upon the settlement of restricted stock units. Such shares remain subject to a lock-up agreement expiring on November 2, 2026.
(10)
Joseph Dwyer resigned as our Chief Financial Officer and Treasurer, effective as of February 1, 2026. Following his resignation, Mr. Dwyer holds 6,712 shares of common stock.
(11)
Includes 58,656 shares underlying warrants to purchase common stock issued as a result of the Acquisition and includes 138,955 shares of common stock to be acquired within 60 days of September 21, 2026, upon the settlement of restricted stock units. Such shares remain subject to a lock-up agreement expiring on November 2, 2026.
(12)
Consists of 13,051 outstanding shares of common stock and 3,729 shares underlying warrants to purchase common stock issued as a result of the Acquisition.

PROPOSALS FOR THE 2027 ANNUAL MEETING

Rule 14a-8 Stockholder Proposals

Stockholders may present proposals for inclusion in our proxy materials for the 2027 annual meeting of stockholders where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by our action in accordance with the proxy rules. Pursuant to SEC Rule 14a-8(e)(2), because the date of our 2027 annual meeting of stockholders has changed by more than 30 days from the date of our 2026 annual meeting, we must receive a proposal a reasonable time before we begin to print and send our proxy materials. We have determined that this date is January 15, 2027. Any stockholder who desires to submit a proposal for inclusion in the proxy materials for the 2027 annual meeting of stockholders must submit the proposal in writing to our Secretary at our principal executive offices located at 101 W. Main Street, Manchester, GA 31816. The form and substance of these proposals must satisfy the requirements established by our Bylaws and the SEC.

Advance Notice Procedures for Business and Nominations

Notice of stockholder proposals and stockholder director nominations to be considered at next year’s annual meeting of stockholders but not to be included in the proxy statement must be in compliance with the advance notice procedures and informational requirements set forth in our Bylaws. In accordance with our Bylaws, because the 2027 annual meeting is scheduled for May 28, 2027, which is more than 30 days before the first anniversary of the 2026 annual meeting of stockholders, to be timely, such stockholder’s notice must be delivered to our Secretary at our principal executive offices not earlier than the close of business on January 28, 2027 (the 120th day prior to the 2027 annual meeting) and not later than the close of business on the later of February 27, 2027 (the 90th day prior to the 2027 annual meeting) or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company.

Universal Proxy Rules

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than the later of March 29, 2027 (60 days prior to the date of the 2027 annual meeting) or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company.

OTHER MATTERS

Our management and the Board of Directors know of no other matters to be brought before the annual meeting. If other matters are presented properly to the stockholders for action at the annual meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the common stock represented by such proxy are entitled to vote.

You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the annual meeting, as we hope you will, you may vote your shares during the annual meeting.

By order of the Board of Directors,

/s/ Donald Swartz
Donald Swartz
Director, Chief Executive Officer and President

2026YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet – QUICK EASY IMMEDIATE -24 Hours a Day, 7 Days a Week or by Mail RARE EARTHS AMERICAS, INC. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on November 11, 2026. INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. VOTE AT THE MEETING If you plan to attend the virtual online Annual Meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: https://www.cstproxy.com/rareearthsamericas/2026 MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided. FOLD HERE◦DO NOT SEPARATE◦INSERT IN THE ENVELOPE PROVIDED PROXY CARD THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS RARE EARTHS AMERICAS, INC. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 12, 2026 The undersigned appoints Donald Swartz and Jennifer Grafton, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Rare Earths Americas, Inc. held of record by the undersigned at the close of business on September 21, 2026 at the Annual Meeting of Shareholders of Rare Earths Americas, Inc. to be held on November 12, 2026, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SIX NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)

2026Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on November 12, 2026 To view the 2026 Proxy Statement, Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/rareearthsamericas/2026 FOLD HERE◦DO NOT SEPARATE◦INSERT IN THE ENVELOPE PROVIDED PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, AND 2. Please mark your vote like this 1. Election of Directors (1) Dan Shribman FOR AGAINST ABSTAIN 2. Ratification of independent registered public accounting firm. FOR AGAINST ABSTAIN (2) Ivy Estabrooke (3) Reta Jo Lewis (4) Keith Phillips (5) Hugo Schumann (6) Donald Swartz CONTROL NUMBER Signature Signature, ifheldjointly Date, 2026 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.